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                                                                    EXHIBIT 3.17

                                  EXHIBIT "A"
                                  -----------


     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT MADE UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.

             Void after 5:00 p.m., Dallas Time, on March 15, 2002

                                               75,000 Warrants to Purchase
                                               7,500 Shares of
                                               Series IV Class B Preferred Stock

                      WARRANT TO PURCHASE PREFERRED STOCK

                        RETRACTABLE TECHNOLOGIES, INC.

This Is To Certify That, FOR VALUE RECEIVED,

                           SOUTHWEST MERCHANT GROUP

or registered assignee ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from RETRACTABLE TECHNOLOGIES, INC., a Texas corporation ("Company"), at any time on or after March 15, 2000, and not later than 5:00 p.m., Dallas Time, on March 15, 2002, Seven thousand five hundred (7,500) shares of Series IV Class B Preferred Stock of the Company ("Preferred Stock") at a purchase price per share of Ten Dollars ($10.00) (the "Exercise Price") plus 10 warrants for each share of stock purchased. The number of shares of Preferred Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Preferred Stock may be adjusted from time to time as hereinafter set forth. This Warrant is for the purchase in the aggregate of Seven thousand five hundred (7,500) shares of Preferred Stock of the Company, and the terms "Warrant" or "Warrants" as used herein means this Warrant and any new Warrant(s) to be issued herein.

          (a) Exercise of Warrant.  Subject to the provisions hereof, this
              -------------------
Warrant may be exercised in whole or in part at any time or from time to time on or after March 15, 2000, but not later than 5:00 p.m., Dallas Time, on March 15, 2002, by presentation and surrender hereof to the Company or at the office of its stock transfer-agent, if any, with the Purchase Form annexed hereto, duly executed, and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the holder to purchase the balance of the shares purchasable hereunder subject to the same terms, conditions, and duration set out herein. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Preferred Stock issuable upon such exercise, notwithstanding that

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the stock transfer books of the Company shall then be closed or that certificates representing such shares of Preferred Stock shall not then be delivered to the Holder.

          (b) Reservation of Shares.  The Company hereby agrees that at all
              ---------------------
times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of the Preferred Stock as shall be required for issuance or delivery upon exercise of this Warrant.

          (c) Fractional Shares.  No fractional shares or scrip representing
              -----------------
fractional shares shall be issued upon the exercise of this Warrant, and the Broker-Dealer forfeits and surrenders the right to any fraction of a share due under the Warrant.

          (d) Exchange, Assignment, or Loss of Warrant.  This Warrant is
              ----------------------------------------
exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of smaller denominations entitling the holder to purchase in the aggregate the same number of shares of Preferred Stock purchasable hereunder. This Warrant or any subsequent Warrants in smaller denominations may not be sold, transferred, assigned, or hypothecated, except that it may be (i) assigned in whole or in part to or among the officers of Southwest Merchant Group, (ii) transferred by operation of law as a result of the death of any transferee to whom this Warrant may be transferred, and (iii) transferred to any successor to the business of Southwest Merchant Group. Any such assignment shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto, duly executed, and funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and (if mutilated) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant in the form hereof dated as of the date hereof. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

          (e) Rights of the Holder.  The Holder shall not, by virtue hereof, be
              --------------------
entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

          (f) Applicable Law. This Warrant shall be governed by, and construed
              --------------
in accordance with, the laws of the State of Texas.

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

                                                RETRACTABLE TECHNOLOGIES, INC.


                                                By:_____________________________
                                                   Thomas J. Shaw, President


Date:  ________________, 2000


Attest:

____________________________________
Michele Larios, Secretary

[Seal]

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                                 PURCHASE FORM

                                                     Dated _______________, 2000

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ________ shares of Series IV Class B Preferred Stock and hereby makes payment of $____________ in payment of the actual exercise price thereof.

                                _______________


                    INSTRUCTIONS FOR REGISTRATION OF STOCK

     Name__________________________________________________________
            (please typewrite or print in block letters)

     Address_______________________________________________________

     Signature_____________________________________________________

                                _______________


                                ASSIGNMENT FORM

     FOR VALUE RECEIVED,_______________________________________________________
hereby sells, assigns, and transfers unto

Name___________________________________________________________________________
    (please typewrite or print in block letters)

Address________________________________________________________________________

the right to purchase Series IV Class B Preferred Stock represented by this Warrant to the extent of ________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint_____________________________ ___________________________________________, attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


                                   Signature___________________________________

Dated:________________, 200_.

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